     As filed with the Securities and Exchange Commission on November , 1997
                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                           KELLSTROM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        13-3753725
        (State or other juris-                          (I.R.S. Employer
        diction of incorporation                        Identification
        or organization)                                Number)

                              14000 N.W. 4TH STREET
                             SUNRISE, FLORIDA 33325
                                 (954) 845-0427

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           KELLSTROM INDUSTRIES, INC.
                             1996 STOCK OPTION PLAN
                            (full title of the plan)
                                 --------------
                                 ZIVI R. NEDIVI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           KELLSTROM INDUSTRIES, INC.
                              14000 N.W. 4TH STREET
                             SUNRISE, FLORIDA 33325
                                 (954) 845-0427

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

            Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             RICHARD H. GILDEN, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                                    ---------
                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum           Proposed maximum
Title of Securities to be           Amount to be              offering price per         aggregate offering        Amount of
registered                          registered (1)            unit (2)                   price (2)                 registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par
value per share...........          1,100,000 shares            $26.125                   $28,737,500               $8,709
===================================================================================================================================

(1) SHARE ISSUABLE PURSUANT TO THE KELLSTROM INDUSTRIES, INC. 1996 STOCK OPTION PLAN. PURSUANT TO RULE 416, THIS REGISTRATION STATEMENT ALSO COVERS SUCH ADDITIONAL SECURITIES AS MAY BECOME ISSUABLE TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h).









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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Kellstrom Industries, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         (c) The Company's Current Report on Form 8-K filed January 24, 1997, as amended on Form 8-K/A filed March 7, 1997 and on Form 8-K/A(2) filed on March 31, 1997.

         (d) The Company's Current Report on Form 8-K filed September 23, 1997, as amended on Form 8-K/A filed November 25, 1997.

         (e) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated April 1, 1994.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

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



ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The General Corporation Law of the State of Delaware (the "GCL") authorizes Delaware corporations to eliminate or limit the personal liability of a director to the corporation or a stockholder for monetary damages for breach of certain fiduciary duties as a director, other than his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper benefits. The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), includes a provision eliminating such personal liability. The Certificate of Incorporation, as well as the By-Laws of the Company, provide for the indemnification of the officers and directors of the Company to the fullest extent permitted under the GCL. In addition, the Company has executed agreements with the officers and directors of the Company that require the Company to indemnify such individuals for liabilities incurred by them because of an act, omission, neglect or breach of duty committed while acting in the capacity of an officer or director. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not Applicable.

ITEM 8.          EXHIBITS

       4    --   Kellstrom Industries, Inc. 1996 Stock Option Plan
                 (incorporated by reference to Exhibit 10.24 to the Annual
                 Report on Form 10-KSB filed with the Commission on March 31,
                 1997)

       5    --   Opinion of Fulbright & Jaworski L.L.P.

      23(a) --   Consent of KPMG Peat Marwick LLP.

      (b)   --   Consent of KPMG Peat Marwick LLP.

      (c)   --   Consent of Ernst & Young, LLP.

      (d)   --   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

         24   --  Power of Attorney (included in signature page).

ITEM 9.       UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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



                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunrise, State of Florida on November , 1997.

                                    KELLSTROM INDUSTRIES, INC.



                                        /s/ Zivi R. Nedivi
                                    By:_______________________________________
                                       Zivi R. Nedivi
                                       President and Chief Executive Officer

                          POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below and on the following page constitutes and appoints Zivi
R. Nedivi and Michael Wallace as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority of do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                   Date



/s/ Zivi R. Nedivi           President, Chief                  November 26, 1997
________________________     Executive Officer
    Zivi R. Nedivi           and Director
                             (Principal Executive Officer)

/s/ Yoav Stern               Chairman of the Board             November 26, 1997
________________________     of Directors
    Yoav Stern



/s/ Michael Wallace          Chief Financial Officer           November 26, 1997
________________________     (Principal Financial and
    Michael Wallace          Accounting Officer)




/s/ David Jan Mitchell       Director                          November 26, 1997
________________________
    David Jan Mitchell




/s/ John S. Gleason          Executive Vice President,         November 26, 1997
________________________     Treasurer and Director
    John S. Gleason

                                INDEX TO EXHIBITS


Exhibit
  No.             Description                                                       Page No.
-------           -----------                                                       --------
  4               Kellstrom Industries, Inc. 1996 Stock Option Plan
                  (incorporated by reference to Exhibit 10.24 to the Annual
                  Report on Form 10-KSB filed with the Commission on
                  March 31, 1997)

  5               Opinion of Fulbright & Jaworski L.L.P.

 23(a)            Consent of KPMG Peat Marwick LLP.

   (b)            Consent of KPMG Peat Marwick LLP

   (c)            Consent of Ernst & Young, LLP.

   (d)            Consent of Fulbright & Jaworski L.L.P. (included in
                  Exhibit 5).

 24               Power of Attorney (see signature page).










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